Exhibit 99.1

Gryphon Announces Increase in Size of Private Placement

January 17, 2011: Gryphon Gold Corporation (GGN:TSX / GYPH:OTC.BB) announced today that the private placement announced on January 5, 2011 has been increased in size to Cdn$1.3 million from Cdn$800,000. Other terms of the private placement are unchanged. Closing is expected to be on or around January 19, 2011.

Gryphon Gold plans to offer up to 6.5 million units (formerly 4 million units) at C$0.20 per Unit to a limited number of qualified accredited investors. Each unit will consist of one share of common stock and one half of one full purchase warrant. The two year warrants will be exercisable at a price of US$0.30.

The private placement is subject to completion of documentation and obtaining regulatory approvals. The number of Units sold may vary from the anticipated number referred to in this press release based on market conditions. The Units may be offered for sale directly by Gryphon Gold and by registered dealers. The net proceeds of the private placement will be used for working capital purposes. Gryphon Gold’s current working capital needs include funds required for corporate overhead costs while Gryphon finalizes the financing for its Borealis Project

Insiders of Gryphon Gold will be offered will be participating at an amount of 50,000 shares, which represents, assuming the exercise of the Warrants forming part of such Units, less than 1% of the common stock outstanding prior to giving effect to the private placement.

Gryphon Gold has not engaged a dealer to act as agent in connection with the private placement. Gryphon will pay a commission (in cash) in respect of certain purchases.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws, or qualified by prospectus under Canadian securities law, and may not be offered or sold within the United States or to U.S. Persons as defined in Regulation S under the U.S. Securities Act unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available or within Canada or to persons in Canada unless qualified by prospectus under Canadian securities laws or an exemption from such requirement is available.

On Behalf of the Board of Directors of Gryphon Gold Corporation

John L. Key, CEO
Ph: 775 883-1456
jkey@gryphongold.com

Lisanna Lewis, VP, Treasurer
Ph: 604 261-2229
llewis@gryphongold.com

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, statements with respect to completion of the private placement, use of proceeds, plans, projections, estimates and expectations. Such forward-looking statements and forward-looking information reflect our current views and are subject to certain assumptions, including that net proceeds of the private placement will be sufficient to address Gryphon Gold’s current working capital requirements, and certain risks and uncertainties, including the risk that the private placement may not be completed, and those risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-K, as filed with the SEC on June 28, 2010, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC on November 13, 2010, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com.